Exhibit 24.1

POWER OF ATTORNEY

(Registration Statement)

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being an officer or director or both of UnionBanCal Corporation, a Delaware corporation (the “Company”), does hereby make, constitute and appoint Kyota Omori, Masaaki Tanaka, David I. Matson, and Morris W. Hirsch, or any of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Registration Statement on Form F-3, or on such other form or forms promulgated by the Securities and Exchange Commission as may be necessary or advisable to effect such registration, relating to the registration of debt securities of the Company and certain of its subsidiary trusts to be filed with the Securities and Exchange Commission, and any and all amendments thereto, including without limitation pre-effective and post-effective amendments thereto and any additional Registration Statement or Registration Statements filed pursuant to the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; such Registration Statements and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in such matter as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which shall constitute an original.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney as of the date written below.

Signature Pages Follow

Name	Date

/s/ Aida M. Alvarez	1/28/09
Aida M. Alvarez, Director

/s/ David A. Anderson	1/28/09
David A. Anderson, Executive Vice President
and Controller

/s/ David R. Andrews	1/28/09
David R. Andrews, Director

/s/ Nicholas B. Binkley	1/28/09
Nicholas B. Binkley, Director

/s/ L. Dale Crandall	1/28/09
L. Dale Crandall, Director

/s/ Murray H. Dashe	1/28/09
Murray H. Dashe, Director

/s/ Richard D. Farman	1/28/09
Richard D. Farman, Director

/s/ Philip B. Flynn	1/28/09
Philip B. Flynn, Director and Vice Chairman
and Chief Operating Officer

/s/ Christine Garvey	1/28/09
Christine Garvey, Director

/s/ Michael J. Gillfillan	1/28/09
Michael J. Gillfillan, Director

/s/ Mohan S. Gyani	1/28/09
Mohan S. Gyani, Director

Name	Date

/s/ Ronald L. Havner, Jr.	1/28/09
Ronald L. Havner, Jr., Director

/s/ Yoshiaki Kawamata	1/28/09
Yoshiaki Kawamata, Director

Nobuo Kuroyanagi, Director

/s/ David I. Matson	1/28/09
David I. Matson, Vice Chairman and Chief
Financial Officer

/s/ Mary S. Metz	1/28/09
Mary S. Metz, Director

/s/ J. Fernando Niebla	1/28/09
J. Fernando Niebla, Director

/s/ Kyota Omori	1/28/09
Kyota Omori, Director

/s/ Barbara L. Rambo	1/28/09
Barbara L. Rambo, Director

/s/ Masaaki Tanaka	1/28/09
Masaaki Tanaka, Director, President and Chief
Executive Officer

/s/ Dean A. Yoost	1/28/09
Dean A. Yoost, Director